UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

ABX AIR, INC.

(Exact name of registrant as specified in its charter)

DE	0-50368	91-1091619
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-5591

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Joe Hete, the President and Chief Executive Officer of ABX Air, will give a presentation at the Company’s Annual Stockholders’ Meeting on May 5, 2005, at which he will review the Company’s financial results for 2004 and the first quarter of 2005. A copy of the presentation is enclosed herewith as Exhibit 99.1.

Item. 7.01	Regulation FD Disclosure.

On May 5, 2005, ABX Air, Inc. issued a press release announcing that it has been approved to list its common shares on the NASDAQ National Market and will commence trading under the new listing at the open of the market on Monday, May 9, 2005, under the ticker symbol ABXA. ABX Air’s common shares have been quoted on the Over-the-Counter Bulletin Board market since it became an independent publicly traded company in August 2003. A copy of the press release is enclosed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Presentation to be given by Joe Hete, the President and Chief Executive Officer of ABX Air, Inc., at the Company’s Annual Stockholders’ Meeting on May 5, 2005.

99.2	Press Release issued by ABX Air, Inc. on May 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABX AIR, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President General Counsel & Secretary

Date: May 5, 2005